As filed with the Securities and Exchange Commission on May 15, 2026

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-3
REGISTRATION STATEMENT

UNDER
THE SECURITIES ACT OF 1933

VROOM, INC.

(Exact name of registrant as specified in its charter)

Delaware	90-1112566
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

4700 Mercantile Dr.
Fort Worth, Texas 76137
Telephone: (917) 451-9855
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Thomas H. Shortt
Chief Executive Officer
Vroom, Inc.
4700 Mercantile Dr.
Fort Worth, Texas 76137
Telephone: (917) 451-9855
(Address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Marc D. Jaffe, Esq. Ian D. Schuman, Esq. Courtenay Myers Lima, Esq. Latham & Watkins LLP 1271 Avenue of the Americas New York, NY 10020 (212) 906-1200	Anna-Lisa Corales, Esq. Chief Legal Officer Vroom, Inc. 4700 Mercantile Dr. Fort Worth, Texas 76137 (917) 451-9855	James V. Davidson, Esq. Hogan Lovells US LLP 609 Main Street Houston, TX 77002 (713) 632-1400

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the U.S. Securities and Exchange Commission declares our registration statement effective. This preliminary prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state or jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated May 15, 2026.

PROSPECTUS

VROOM, INC.

$6,000,000

Common Stock

We have entered into an Equity Distribution Agreement (the “Sales Agreement”) with Virtu Americas LLC (the “Manager”), dated May 15, 2026, relating to the sale of shares of our common stock offered by this prospectus. In accordance with the terms of the Sales Agreement, we may offer and sell shares of our common stock, $0.001 par value per share, having an aggregate offering price of up to $6,000,000 from time to time pursuant to this prospectus through or to the Manager, acting as our sales agent or as principal.

Sales of our common stock, if any, under this prospectus will be made in sales deemed to be “at the market offerings” as defined in Rule 415 promulgated under the Securities Act of 1933, as amended, or the Securities Act. The Manager is not required to sell any specific amount of securities, but will act as our sales agent using commercially reasonable efforts consistent with its normal trading and sales practices. There is no arrangement for funds to be received in any escrow, trust or similar arrangement. The Manager will be entitled to compensation at a commission rate of up to 2.5% of the gross sales price per share sold under the Sales Agreement. See “Plan of Distribution” beginning on page 13 of this prospectus for additional information regarding the compensation to be paid to the Manager. In connection with the sale of shares of our common stock on our behalf, the Manager may be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of the Manager will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to the Manager with respect to certain liabilities, including liabilities under the Securities Act.

Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities pursuant to this registration statement with a value exceeding more than one-third of the aggregate market value of our common equity held by non-affiliates in any 12-calendar-month period, so long as the aggregate market value of our outstanding common equity held by non-affiliates is less than $75,000,000. As of May 13, 2026, the aggregate market value of our outstanding common equity held by non-affiliates, computed in accordance with General Instruction I.B.6, was approximately $21,230,250, which was calculated based on 1,202,847 shares of our common stock outstanding held by non-affiliates, at a price of $17.65 per share (based on the closing sale price of our common stock on April 22, 2026, which is the date with the highest closing sale price within 60 days prior to the date of filing). During the 12 calendar months prior to and including the date of this prospectus, we have sold $0 in securities pursuant to General Instruction I.B.6 of Form S-3.

INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE “RISK FACTORS” ON PAGE 4 OF THIS PROSPECTUS CONCERNING FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN OUR SECURITIES.

Our common stock is listed on The Nasdaq Global Market under the symbol “VRM.” On May 12, 2026, the last reported sale price of our common stock on The Nasdaq Global Market was $11.37 per share.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 15, 2026.

i

ABOUT THIS PROSPECTUS

This prospectus relates to the offering of shares of our common stock having an aggregate offering price of up to $6,000,000 from time to time pursuant to an Equity Distribution Agreement (the “Sales Agreement”) with Virtu Americas LLC (the “Manager”). Before buying any of the shares of common stock that we are offering, we urge you to carefully read this prospectus, together with the information incorporated by reference as described under the headings “Where You Can Find More Information; Incorporation by Reference” in this prospectus and any free writing prospectus that we have authorized for use in connection with this offering. These documents contain important information that you should consider when making your investment decision.

Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities pursuant to this registration statement with a value exceeding more than one-third of the aggregate market value of our common equity held by non-affiliates in any 12-calendar-month period, so long as the aggregate market value of our outstanding common equity held by non-affiliates is less than $75,000,000. As of May 13, 2026, the aggregate market value of our outstanding common equity held by non-affiliates, computed in accordance with General Instruction I.B.6, was approximately $21,230,249, which was calculated based on 1,202,847 shares of our common stock outstanding held by non-affiliates, at a price of $17.65 per share (based on the closing sale price of our common stock on April 22, 2026, which is the date with the highest closing sale price within 60 days prior to the date of filing). During the 12-calendar-months prior to and including the date of this prospectus, we have sold $0 in securities pursuant to General Instruction I.B.6 of Form S-3.

We have not, and the Manager has not, authorized any other person to provide you with information that is in addition to or different from that contained or incorporated by reference in this prospectus, along with the information contained in any free writing prospectuses we have authorized for use in connection with this offering. Neither we nor the Manager take any responsibility for, or can provide any assurance as to the reliability of, any information other than the information contained or incorporated by reference in this prospectus or any free writing prospectuses we have authorized for use in connection with this offering.

We have not authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date on its respective cover, that the information appearing in any applicable free writing prospectus is accurate only as of the date of that free writing prospectus, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus incorporates by reference or any free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus or any applicable free writing prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.

We and the Manager are offering to sell, and seeking offers to buy, shares of common stock only in jurisdictions where offers and sales are permitted. The distribution of this prospectus and the offering of the common stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the common stock and the distribution of this prospectus outside the United States. This prospectus does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

Available Information

We file reports, proxy statements and other information with the SEC. The SEC maintains a web site that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.

Our website address is www.vroom.com, and our reports, proxy statements and other information we have incorporated by reference in this prospectus and filed electronically with the SEC are available on our Investor Relations website at www.ir.vroom.com. The information on our website and our Investor Relations website, however, is not, and should not be deemed to be, a part of this prospectus.

This prospectus is part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. You may inspect a copy of the registration statement through the SEC’s website, as provided above.

Incorporation by Reference

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.

This prospectus incorporates by reference the documents set forth below that have previously been filed with the SEC:

●	Our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on March 26, 2026.

●	Our Quarterly Report on Form 10-Q for the three months ended March 31, 2026, filed on May 15, 2026.

●	The information specifically incorporated by reference into our Annual Report on Form 10-K from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 28, 2026.

●	Our Current Reports on Form 8-K, filed with the SEC on January 21, 2026 and February 6, 2026.

●	The description of our common stock contained in the registration statement on Form 8-A12B, filed with the SEC on June 5, 2020, as updated in Exhibit 4.2 to our Annual Report for the year ended December 31, 2025, filed with the SEC on March 26, 2026, as well as any additional amendments or reports filed for the purpose of updating such description.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act” in this prospectus, prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

You may request a free copy of any of the documents incorporated by reference in this prospectus (other than exhibits, unless they are specifically incorporated by reference in the documents) by writing or telephoning us at the following address:

VROOM, INC.
4700 MERCANTILE DR.
FORT WORTH, TEXAS 76137
(917) 451-9855

THE COMPANY

We are a holding company focused on two operating businesses: (i) United Auto Credit Corporation (“UACC”), our indirect automotive finance company that purchases and services retail installment sales contracts from franchised and independent automobile dealers nationwide; and (ii) CarStory, our artificial intelligence (“AI”) powered automotive data, insights and digital services platform that provides market data, merchandising and analytics solutions to dealers, OEMs and other industry participants. Following our January 2024 decision to discontinue our ecommerce used vehicle dealership operations, our strategy centers on growing UACC and CarStory and monetizing our ecommerce technology and intellectual property. We are deeply committed to delivering reliable credit solutions for our dealer partners and actionable insights for our data customers.

Overview

Vroom, Inc. is a holding company that conducts its operations through its subsidiaries. Unless the context otherwise requires, references herein to “Vroom”, the “Company”, “we”, “us” or “our” refer to Vroom and its consolidated subsidiaries.

The Company was incorporated in Delaware on January 31, 2012, under the name BCM Partners III, Corp. On June 25, 2013, the Company changed its name to Auto America, Inc., and on July 9, 2015, the Company changed its name to Vroom, Inc. The Company previously operated an end-to-end ecommerce platform to buy and sell used vehicles through its subsidiary Vroom Automotive, LLC.

Vroom, Inc. completed its initial public offering (“IPO”) in June 2020. In January 2021, the Company completed its acquisition of Vast Holdings, Inc. (d/b/a CarStory) (“CarStory”), an AI powered analytics and digital services platform for automotive retail. On February 1, 2022, the Company completed its acquisition of Unitas Holdings Corp. (now known as Vroom Finance Corporation), including its wholly owned subsidiaries United PanAm Financial Corp. (now known as Vroom Automotive Financial Corporation) and United Auto Credit Corporation (“UACC”). UACC is a leading automotive finance company that offers vehicle financing to consumers through motor vehicle dealers under the UACC brand.

RISK FACTORS

Investment in any securities offered pursuant to this prospectus involves risks. You should carefully consider the risk factors described below together with all other information in this prospectus and in our filings that we have incorporated by reference, our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K we file after the date of this prospectus, and all other information contained in or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in any applicable free writing prospectus before acquiring any of such securities. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

The number of shares of our common stock available for future issuance or sale could materially adversely affect the per share trading price of our common stock.

We intend to issue and sell shares of common stock from time to time pursuant to the Sales Agreement and this prospectus. As of May 12, 2026, we had 5,207,627 shares of our common stock outstanding. Of these shares, the shares issued and sold from time to time pursuant to the Sales Agreement and this prospectus will be freely tradable, except for any shares purchased by our affiliates, as that term is defined by Rule 144 under the Securities Act.

We cannot predict whether future issuances or sales of shares of our common stock or the availability of shares for resale in the open market will decrease the per share trading price per share of our common stock. The per share trading price of our common stock may decline significantly upon the registration of additional shares of our common stock.

There may be future dilution of our common stock as a result of this offering, offers and sales by any selling stockholders and additional issuances of our securities, which could adversely impact our stock price.

The issuance of shares of common stock from time to time pursuant to the Sales Agreement or otherwise may have a dilutive effect on our earnings per share. Furthermore, any offer and resale of common stock, or securities convertible or exchangeable into shares of common stock, by any selling stockholders through underwriters or dealers, directly to purchasers or through broker-dealers or agents, may have a similarly dilutive effect on our earnings per share. The actual amount of dilution, if any, will be based on numerous factors, particularly the actual number of shares issued pursuant to the Sales Agreement or sold by any selling stockholders, the use of the net proceeds therefrom and the return generated by any investments acquired therewith, cannot be determined at this time. We cannot predict the effect, if any, of our future issuances or sales of our common stock, or future resales of our common stock by existing holders, or the perception of such issuances, sales or resales, on the market price of our common stock. Any such future issuances, sales or resales, or the perception that such issuances, sales or resales might occur, could depress the market price of our common stock and also may make it more difficult and costly for us to sell equity or equity securities in the future at a time and upon terms that we deem desirable.

Because our decision to issue additional equity or convertible or exchangeable securities in the future will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future issuances. Additionally, any convertible or exchangeable securities that we issue may have rights, preferences and privileges more favorable than those of our common stock.

In the future we may issue shares of our common stock and securities convertible into, or exchangeable or exercisable for, our common stock under our incentive plan. We have filed with the SEC registration statements on Form S-8 covering our common stock issuable under our incentive plan, and may file additional registration statements on Form S-8 with respect to such plans. Shares of our common stock covered by any such registration statement will be eligible for transfer or resale without restriction under the Securities Act, unless held by affiliates. The market price of our common stock may decline significantly upon the registration of additional shares of our common stock pursuant to future issuances of equity in connection with our incentive plan.

Future offerings of debt, which would be senior to our common stock upon liquidation, and/or preferred equity securities which may be senior to our common stock for purposes of dividend distributions or upon liquidation, may materially adversely affect us, including the per share trading price of our common stock.

In the future, we may attempt to increase our capital resources by making offerings of debt securities or additional equity securities, including medium-term notes, senior or subordinated notes and classes or series of preferred stock. Upon liquidation, holders of our debt securities and shares of preferred stock and lenders with respect to other borrowings will be entitled to receive our available assets prior to distribution to the holders of our common stock. Additionally, any convertible or exchangeable securities that we issue in the future may have rights, preferences and privileges more favorable than those of our common stock and may result in dilution to owners of our common stock. Holders of our common stock are not entitled to preemptive rights or other protections against dilution. Our preferred stock, if issued, could have a preference on liquidating distributions or a preference on dividend payments that could limit our ability pay dividends to the holders of our common stock. Because our decision to issue securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings. Thus, our stockholders bear the risk that our future offerings could reduce the per share trading price of our common stock and dilute their interest in us.

The shares of common stock offered hereby will be sold in “at the market” offerings, and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares of our common stock in this offering at different times will likely pay different prices for such shares, and so may experience different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold, and there is no minimum or maximum sales price. Investors may experience a decline in the value of their shares of our common stock as a result of share sales made at prices lower than the prices they paid.

The actual number of shares we will issue under the Sales Agreement, at any one time or in total, is uncertain.

Subject to certain limitations in the Sales Agreement and compliance with applicable law, we have the discretion to deliver a sales notice to the Manager at any time throughout the term of the Sales Agreement. The number of shares that are sold by the Manager after delivering a sales notice will fluctuate based on the market price of the shares of common stock during the sales period and limits we set with the Manager. Because the price per share of each share sold will fluctuate based on the market price of our common stock during the sales period, it is not possible at this stage to predict the number of shares that will be ultimately issued.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, (the “Securities Act”), and Section 21E of the Exchange Act, about us and our industry that involve substantial risks and uncertainties. All statements other than statements of historical facts contained in this prospectus and the documents incorporated by reference herein, including statements regarding general economic and market conditions, our future results of operations and financial condition, business strategy, and plans and objectives of management for future operations, are forward-looking statements. In some cases, forward-looking statements may be identified by words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “design,” “estimate,” “expect,” “intend,” “may,” “plan,” “potentially,” “predict,” “project,” “should,” “target,” “will,” “would,” or the negative of these terms or other similar terms or expressions, although not all forward-looking statements contain these identifying words.

The forward-looking statements in this prospectus and the documents incorporated by reference herein are only predictions. Forward-looking statements are based on our management’s beliefs and assumptions and on information currently available. These forward-looking statements are subject to a number of known and unknown risks, uncertainties, assumptions, and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including risks described in the section titled “Risk Factors” incorporated by reference into this prospectus from our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K we file after the date of this prospectus, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act and in our other filings with the SEC.

Other sections in this prospectus and the documents incorporated by reference herein include additional factors that could harm our business and financial performance. Moreover, we operate in a very competitive and rapidly changing environment. New risk factors emerge from time to time, and it is not possible for our management to predict all risk factors nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ from those contained in, or implied by, any forward-looking statements.

You should not rely upon forward-looking statements as predictions of future events. We cannot assure you that the events and circumstances reflected in the forward-looking statements will be achieved or occur. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. These forward-looking statements speak only as of the date made. Except as required by law, we undertake no obligation to update publicly any forward-looking statements for any reason after the date of this prospectus or to conform these statements to actual results or to changes in our expectations. You should read this prospectus and the documents incorporated by reference herein and filed as exhibits to this report with the understanding that our actual future results, levels of activity, performance, and achievements may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

USE OF PROCEEDS

We will retain broad discretion over the use of the net proceeds, if any, from the sale of the securities offered hereby. We may issue and sell shares of our common stock having aggregate sales proceeds of up to $6,000,000 from time to time pursuant to the Sales Agreement. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time.

We intend to use the net proceeds from the sale of shares of our common stock pursuant to this prospectus for general corporate purposes, including working capital to support the operations of UACC and CarStory. Pending the use of the net proceeds, we may invest the proceeds in interest-bearing, investment-grade securities, certificates of deposit or government securities.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock is not complete and may not contain all the information you should consider before investing in our capital stock. This description is summarized from, and qualified in its entirety by reference to, our amended and restated certificate of incorporation, which has been publicly filed with the SEC. See “Where You Can Find More Information; Incorporation by Reference.”

Our amended and restated certificate of incorporation authorizes capital stock consisting of:

●	250,000,000 shares of common stock, par value $0.001 per share; and

●	5,000,000 shares of preferred stock, par value $0.001 per share.

Certain provisions of our amended and restated certificate of incorporation and our amended and restated bylaws summarized below may be deemed to have an anti-takeover effect and may delay or prevent a tender offer or takeover attempt that a stockholder might consider in its best interest, including those attempts that might result in a premium over the market price for the shares of common stock.

Common Stock

Voting Rights

Holders of shares of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. The holders of our common stock do not have cumulative voting rights in the election of directors.

Dividends

Holders of shares of our common stock are entitled to receive ratably those dividends, if any, as may be declared by our board of directors out of funds legally available therefor, subject to any statutory or contractual restrictions on the payment of dividends and to any restrictions on the payment of dividends imposed by the terms of any outstanding preferred stock.

Liquidation

In the event of our dissolution or liquidation, after payment in full of all amounts required to be paid to creditors and to the holders of preferred stock having liquidation preferences, if any, the holders of shares of our common stock are entitled to share ratably in the remaining assets legally available for distribution.

Rights and Preferences

Holders of our common stock do not have preemptive, subscription, redemption or conversion rights. There are no redemption or sinking fund provisions applicable to our common stock. The rights, preferences and privileges of the holders of our common stock are subject to and may be adversely affected by the rights of the holders of shares of any series of our preferred stock that we may designate in the future.

Fully Paid and Nonassessable

All shares of our common stock outstanding upon consummation of an offering under this prospectus will be fully paid and non-assessable.

Preferred Stock

Our amended and restated certificate of incorporation authorizes our board of directors, subject to any limitations prescribed by law, without further stockholder approval, to establish and to issue from time to time one or more series of preferred stock, par value $0.001 per share, covering up to an aggregate of 5,000,000 shares of preferred stock. Each series of preferred stock will cover the number of shares and will have the powers, preferences, rights, qualifications, limitations and restrictions determined by our board of directors, which may include, among others, dividend rights, liquidation preferences, voting rights, conversion rights, preemptive rights and redemption rights. Except as provided by law or in a preferred stock designation, the holders of preferred stock will not be entitled to vote at or receive notice of any meeting of stockholders.

The issuance of preferred stock could adversely affect the voting power of holders of our common stock and reduce the likelihood that holders of our common stock will receive dividend payments and payments upon liquidation. The issuance of preferred stock could also have the effect of decreasing the market price of our common stock or could be used, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of our company.

As of the date of this prospectus, there was no preferred stock issued or outstanding.

Forum Selection

Our amended and restated certificate of incorporation provides that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will, to the fullest extent permitted by applicable law, be the sole and exclusive forum for: (1) any derivative action or proceeding brought on our behalf; (2) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers or other employees or stockholders to us or our stockholders; (3) any action asserting a claim against us, any director or our officers and employees arising pursuant to any provision of the DGCL, our amended and restated certificate of incorporation or our amended and restated bylaws, or as to which the DGCL confers exclusive jurisdiction on the Court of Chancery; or (4) any action asserting a claim against us, any director or our officers or employees that is governed by the internal affairs doctrine; provided that such exclusive forum provisions will not apply to suits brought to enforce any liability or duty created by the Exchange Act, or to any claim for which the federal courts have exclusive jurisdiction. Our amended and restated certificate of incorporation further provides that, unless we consent in writing to the selections of an alternative forum, the federal district courts are the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act.

Dividends

Declaration and payment of any dividend will be subject to the discretion of our board of directors. The time and amount of dividends will be dependent upon, among other things, our business prospects, results of operations, financial condition, cash requirements and availability, debt repayment obligations, capital expenditure needs, contractual restrictions, covenants in the agreements governing our current and future indebtedness, industry trends, the provisions of Delaware law affecting the payment of dividends and distributions to stockholders and any other factors or considerations our board of directors may regard as relevant.

Anti-Takeover Provisions

Our amended and restated certificate of incorporation, our amended and restated bylaws and the Delaware General Corporation Law (“DGCL”) contain provisions that may delay, defer or discourage another party from acquiring control of us. We expect that these provisions, which are summarized below, will discourage coercive takeover practices or inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors, which we believe may result in an improvement of the terms of any such acquisition in favor of our stockholders. However, they also give our board of directors the power to discourage acquisitions that some stockholders may favor.

Stockholder Action; Special Meetings of Stockholders

Our amended and restated certificate of incorporation and amended and restated bylaws provide that all actions that are required or permitted to be taken by the stockholders at any annual or special meeting of stockholders may be effected by written consent of stockholders in lieu of a meeting; provided, however, that, subject to the rights granted to holders of one or more series of preferred stock then outstanding, at any time when Mudrick Capital Management, L.P., together with its affiliates (collectively, the “Significant Stockholder”) beneficially owns (directly or indirectly) in the aggregate less than 50% of the total voting power of the outstanding shares of stock entitled to vote at an election of directors, no action that is required or permitted to be taken by the stockholders of the Company at any annual or special meeting of stockholders may be effected by written consent of stockholders in lieu of a meeting. Further, our amended and restated certificate of incorporation provides that only our board of directors, the chairperson of our board of directors, chief executive officer or president (in the absence of a chief executive officer), or the secretary at the request of the holders of at least a majority of the outstanding shares of capital stock of the Company may call special meetings of stockholders (provided, that, at any time when the Significant Stockholder beneficially owns in the aggregate less than 50% of the total voting power of the outstanding shares of stock entitled to vote generally at any annual or special meeting of the stockholders, any such request shall be made by the holders of at least two-thirds of the outstanding shares of capital stock of the Company to be binding on the Company), and may not be called by any other person or persons.

Advance Notice Requirements for Stockholder Proposals and Director Nominations

In addition, our amended and restated bylaws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting or special meeting of stockholders, including proposed nominations of candidates for election to our board of directors. Generally, in order for any matter to be “properly brought” before a meeting, the matter must be (a) specified in a notice of meeting given by or at the direction of our board of directors, (b) if not specified in a notice of meeting, otherwise brought before the meeting by our board of directors or the chairperson of the meeting, or (c) otherwise properly brought before the meeting by a stockholder present in person who (1) was a stockholder both at the time of giving the notice and at the time of the meeting, (2) is entitled to vote at the meeting, and (3) has complied with the advance notice procedures specified in the amended and restated bylaws or properly made such proposal in accordance with Rule 14a-8 under the Exchange Act and the rules and regulations thereunder, which proposal has been included in the proxy statement for the annual meeting. Further, for business to be properly brought before an annual meeting by a stockholder, the stockholder must (a) provide Timely Notice (as defined below) thereof in writing and in proper form to the secretary and (b) provide any updates or supplements to such notice at the times and in the forms required by our amended and restated bylaws. To be timely, a stockholder’s notice must be delivered to, or mailed and received at, our principal executive offices not less than 90 days nor more than 120 days prior to the one-year anniversary of the preceding year’s annual meeting; provided, however, that if the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, to be timely, notice by the stockholder must be so delivered, or mailed and received, not later than the 10th day following the day on which public disclosure of the date of such annual meeting was first made (such notice within such time periods, “Timely Notice”).

Stockholders at a special meeting may only consider proposals or nominations specified in the notice of meeting or, in the case of our annual meetings, brought before the meeting by or at the direction of our board of directors or by a qualified stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has delivered Timely Notice as discussed above. These provisions could have the effect of delaying stockholder actions that are favored by the holders of a majority of our outstanding voting securities until the next stockholder meeting.

Amendment of Certificate of Incorporation or Bylaws

Our amended and restated bylaws may be amended or repealed by a majority vote of our board of directors or by the affirmative vote of a majority in voting power of the outstanding shares of capital stock entitled to vote thereon. At any time when the Significant Stockholder beneficially owns (directly or indirectly) in the aggregate less than 50% of the total voting power of the outstanding shares of capital stock entitled to vote generally, in addition to any other vote required by law, the amended and restated certificate of incorporation, or amended and restated bylaws, our amended and restated bylaws may be amended or repealed by a majority vote of our board of directors or by the affirmative vote of two-thirds of the total voting power of the outstanding shares of capital stock entitled to vote thereon, voting together as a single class. Similarly, at any time when the Significant Stockholder beneficially owns (directly or indirectly) in the aggregate less than 50% of the total voting power of the outstanding shares of capital stock entitled to vote generally, the affirmative vote of the holders of at least two-thirds of the total voting power of the outstanding shares of capital stock entitled to vote at any annual or special meeting of stockholders would be required to amend certain Articles of our Amended and Restated Certificate of Incorporation.

Section 203 of the DGCL

We are governed by the provisions of Section 203 of the DGCL. In general, Section 203 prohibits a public Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the time of the transaction in which the person became an interested stockholder, unless:

●	the business combination or transaction which resulted in the stockholder becoming an interested stockholder was approved by the board of directors prior to the time that the stockholder became an interested stockholder;

●	upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding shares owned by directors who are also officers of the corporation and shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

●	at or subsequent to the time the stockholder became an interested stockholder, the business combination was approved by the board of directors and authorized at an annual or special meeting of the stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

In general, Section 203 defines a “business combination” to include mergers, asset sales and other transactions resulting in financial benefit to a stockholder and an “interested stockholder” as a person who, together with affiliates and associates, owns, or, if such person is an affiliate or associate of the corporation, within three years did own, 15% or more of the corporation’s outstanding voting stock. These provisions may have the effect of delaying, deferring or preventing changes in control of our company.

Limitations on Liability and Indemnification of Officers and Directors

Our amended and restated certificate of incorporation and amended and restated bylaws provide indemnification and advancement of expenses for our directors and officers to the fullest extent permitted by the DGCL, subject to certain limited exceptions. We have entered into separate indemnification agreements with each of our directors and our executive officers. In some cases, the provisions of our indemnification agreements with our directors and executive officers may be broader than the specific indemnification provisions contained under Delaware law. In addition, as permitted by Delaware law, our amended and restated certificate of incorporation includes provisions that eliminate the personal liability of our directors for monetary damages resulting from breaches of certain fiduciary duties as a director. The effect of this provision is to restrict our rights and the rights of our stockholders in derivative suits to recover monetary damages against a director for breach of fiduciary duties as a director. This provision does not, however, eliminate the personal liability of our directors for monetary damages resulting from: (1) breach of the director’s duty of loyalty, (2) acts or omissions not in good faith that involve intentional misconduct or knowing violation of law, (3) an unlawful payment of dividends or an unlawful stock purchase or redemption, or (4) any transaction from which the director derived an improper personal benefit.

Our amended and restated certificate of incorporation also includes provisions that eliminate the personal liability of our officers, for monetary damages resulting from breaches of certain fiduciary duties as an officer to the extent permitted and defined by Section 102(b)(7) of the DGCL. These provisions may be held not to be enforceable for violations of the federal securities laws of the United States.

Dissenters’ Rights of Appraisal and Payment

Under the DGCL, with certain exceptions, our stockholders have appraisal rights in connection with a merger or consolidation of Vroom, Inc. Pursuant to Section 262 of the DGCL, stockholders who properly demand and perfect appraisal rights in connection with such merger or consolidation will have the right to receive payment of the fair value of their shares as determined by the Delaware Court of Chancery.

Stockholders’ Derivative Actions

Under the DGCL, any of our stockholders may bring an action in our name to procure a judgment in our favor, also known as a derivative action, provided that the stockholder bringing the action is a holder of our shares at the time of the transaction to which the action relates.

Trading Symbol and Market

Our common stock is listed on The Nasdaq Global Market under the symbol “VRM.”

PLAN OF DISTRIBUTION

We have entered into an Equity Distribution Agreement (the “Sales Agreement”) with Virtu Americas LLC (“Virtu” or the “Manager”), under which we may offer and sell shares of our common stock having an aggregate offering price of up to $6,000,000 from time to time through or to Virtu, acting as sales agent and/or principal.

Sales of our shares of common stock, if any, under this prospectus will be made by any method that is deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act. Each time we wish to issue and sell our shares of common stock under the Sales Agreement, we will notify the Manager of the number of shares to be issued, the dates on which such sales are anticipated to be made, any limitation on the number of shares to be sold in any one day and any minimum price below which sales may not be made. Once we have so instructed the Manager, unless the Manager declines to accept the terms of such notice, the Manager has agreed to use its reasonable efforts consistent with its normal trading and sales practices to sell such shares up to the amount specified on such terms. The Manager is not required to sell any specific amount of securities, but will act as our sales agent using commercially reasonable efforts consistent with its normal trading and sales practices.

If we wish to issue and sell shares pursuant to the Sales Agreement directly to the Manager acting as principal, we will notify the Manager of the proposed terms of such placement. If the Manager wishes to accept such proposed terms (which the Manager may decline to do for any reason in its sole discretion) or, following discussion, wishes to accept amended terms, we will enter into a Terms Agreement setting forth the terms of such placement.

The compensation to the Manager for sales of shares of common stock pursuant to the Sales Agreement shall be up to 2.5% of the gross offering proceeds of the shares sold, as mutually agreed in writing. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. The remaining proceeds, after deduction for any transaction fees imposed by any governmental or self-regulatory organization, shall constitute the net proceeds to us from such sale.

We estimate that the total expenses for the offering, excluding any commissions or expense reimbursement payable to the Manager under the terms of the sales agreement, will be approximately $175,000. The remaining sale proceeds, after deducting any other transaction fees, will equal our net proceeds from the sale of such shares. We have agreed to reimburse the Manager for all reasonable out-of-pocket expenses, including the reasonable fees and disbursements of counsel incurred by the Manager, in connection with the transactions contemplated by the sales agreement up to a maximum of $175,000 in the aggregate.

The settlement of sales of shares between us and the Manager is generally anticipated to occur on the first trading day following the date on which the sale was made. Sales of our shares of common stock as contemplated in this prospectus will be settled through the facilities of The Depository Trust Company or by such other means as we and the Manager may agree upon. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

The Manager will provide written confirmation to us following the close of trading on The Nasdaq Global Market on each day on which shares are sold under the Sales Agreement. Each confirmation will include the number of shares sold on that day, the aggregate gross proceeds of such sales and the proceeds to us, and the commission payable by us to the Manager with respect to such sales.

We or the Manager may, upon notice to the other party by telephone (confirmed promptly by email), suspend an offering of the shares at any time; provided that such suspension shall not affect or impair the parties’ respective obligations with respect to shares sold prior to the giving of such notice. Under no circumstances shall shares be sold under the Sales Agreement (i) during any period in which our insider trading policy would prohibit purchases or sales of shares by our officers or directors, (ii) at any time during the period commencing on the tenth business day prior to our earnings announcement and through the 24 hours after we file the corresponding quarterly or annual report with the SEC, or (iii) during any other period in which we are, or could be deemed to be, in possession of material non-public information.

In connection with the sale of our common stock on our behalf, the Manager may be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of the Manager will be deemed to be underwriting commissions or discounts. We have agreed to indemnify the Manager against certain civil liabilities, including liabilities under the Securities Act. We have also agreed to contribute to payments the Manager may be required to make in respect of such liabilities.

The offering of our shares of common stock pursuant to the Sales Agreement will terminate upon the earlier of (i) the sale of all shares of common stock subject to the Sales Agreement and (ii) the termination of the Sales Agreement as permitted therein. We and the Manager may each terminate the Sales Agreement at any time upon notice to the other party.

This summary of the material provisions of the Sales Agreement does not purport to be a complete statement of its terms and conditions. A copy of the Sales Agreement is filed as Exhibit 1.1 to the registration statement of which this prospectus forms a part. The Manager and its affiliates may in the future provide various investment banking, commercial banking, financial advisory and other financial services for us and our affiliates, for which services they may in the future receive customary fees. In the course of its business, the Manager may actively trade our securities for its own account or for the accounts of customers, and, accordingly, the Manager may at any time hold long or short positions in such securities.

LEGAL MATTERS

Latham & Watkins LLP will pass upon certain legal matters relating to the issuance and sale of the securities offered hereby on behalf of Vroom, Inc. Hogan Lovells US LLP is acting as counsel for the Manager in connection with this offering.

EXPERTS

The consolidated financial statements of Vroom, Inc. and its subsidiaries (collectively, the Company) as of December 31, 2025 and for the period from January 15, 2025 through December 31, 2025 (Successor financial statements) and as of December 31, 2024 and for the period from January 1, 2025 through January 14, 2025 and for the year ended December 31, 2024 (Predecessor financial statements) incorporated by reference in this Prospectus by reference to the Vroom, Inc. Annual Report on Form 10-K for the year ended December 31, 2025 have been audited by RSM US LLP, an independent registered public accounting firm, as stated in their reports thereon incorporated herein by reference, and have been so incorporated in this Prospectus and Registration Statement in reliance upon such reports and upon the authority of such firm as experts in auditing and accounting.

With respect to the unaudited interim financial information of the Company for the periods included in Quarterly Reports on Form 10-Q for the quarters ended March 31, 2026, incorporated by reference in this prospectus, RSM US LLP reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate reports included in such Quarterly Reports on Form 10-Q, and incorporated by reference herein, state that they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their review reports should be restricted in light of the limited nature of the review procedures applied. RSM US LLP is not subject to the liability provisions of Section 11 of the Securities Act of 1933 for their reports on the interim financial information because those reports are not a “report” or a “part” of the registration statement prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Securities Act.

$6,000,000

Common Stock

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following is an estimate of the expenses (all of which are to be paid by the registrant) that we may incur in connection with the securities being registered hereby.

SEC registration fee	$828.60
FINRA filing fee	$1,400.00	(1)
Printing expenses		$(1)
Legal fees and expenses		$(1)
Accounting fees and expenses		$(1)
Blue Sky, qualification fees and expenses		$(1)
Transfer agent fees and expenses		$(1)
Miscellaneous		$(1)
Total		$(1)

(1)	These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

Item 15. Indemnification of Directors and Officers

Section 102 of the General Corporation Law of the State of Delaware permits a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. Section 102(b)(7) of the DGCL, as amended effective August 1, 2022, also permits a corporation to eliminate the personal liability of certain senior officers of a corporation to the stockholders for monetary damages for a breach of fiduciary duty as an officer, subject to certain limitations, including that such elimination of liability is not available for (1) breaches of the duty of loyalty, (2) acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, (3) any transaction from which the officer derived an improper personal benefit, or (4) any action by or in the right of the corporation.

The Company’s amended and restated certificate of incorporation provides that no director of the Company shall be personally liable to it or its stockholders for monetary damages for any breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability, except to the extent that the General Corporation Law of the State of Delaware prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty. The Company’s amended and restated certificate of incorporation further provides that no senior officer of the Company, to the extent permitted and defined by Section 102(b)(7) of the DGCL, shall be personally liable to the stockholders for monetary damages for any breach of fiduciary duty as an officer, notwithstanding any provision of law imposing such liability, except to the extent that the DGCL prohibits the elimination or limitation of liability of officers for breaches of fiduciary duty as an officer.

Section 145 of the General Corporation Law of the State of Delaware provides that a corporation has the power to indemnify a director, officer, employee, or agent of the corporation, or a person serving at the request of the corporation for another corporation, partnership, joint venture, trust or other enterprise in related capacities against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with an action, suit or proceeding to which he was or is a party or is threatened to be made a party to any threatened, ending or completed action, suit or proceeding by reason of such position, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, except that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

The Company’s amended and restated certificate of incorporation and amended and restated bylaws provide indemnification for the Company’s directors and officers to the fullest extent permitted by the General Corporation Law of the State of Delaware. The Company will indemnify each person who was or is a party or threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the Company) by reason of the fact that he or she is or was, or has agreed to become, a director or officer, or is or was serving, or has agreed to serve, at the Company’s request as a director, officer, partner, employee or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (all such persons being referred to as an “Indemnitee”), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding and any appeal therefrom, if such Indemnitee acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the Company’s best interests, and, with respect to any criminal action or proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful. The Company’s amended and restated certificate of incorporation and amended and restated bylaws provide that the Company will indemnify any Indemnitee who was or is a party to an action or suit by or in the right of the Company to procure a judgment in the Company’s favor by reason of the fact that the Indemnitee is or was, or has agreed to become, a director or officer, or is or was serving, or has agreed to serve, at the Company’s request as a director, officer, partner, employee or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees) and, to the extent permitted by law, amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding, and any appeal therefrom, if the Indemnitee acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the Company’s best interests, except that no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the Company, unless a court determines that, despite such adjudication but in view of all of the circumstances, he or she is entitled to indemnification of such expenses. Notwithstanding the foregoing, to the extent that any Indemnitee has been successful, on the merits or otherwise, he or she will be indemnified by the Company against all expenses (including attorneys’ fees) actually and reasonably incurred in connection therewith. Expenses must be advanced to an Indemnitee under certain circumstances.

The Company has entered into separate indemnification agreements with each of the Company’s directors and executive officers. Each indemnification agreement provides, among other things, for indemnification to the fullest extent permitted by law and the Company’s amended and restated certificate of incorporation and amended and restated bylaws against any and all expenses, judgments, fines, penalties and amounts paid in settlement of any claim. The indemnification agreements provide for the advancement or payment of all expenses to the indemnitee and for the reimbursement to the Company if it is found that such indemnitee is not entitled to such indemnification under applicable law and the Company’s amended and restated certificate of incorporation and amended and restated bylaws.

The Company maintains a general liability insurance policy that covers certain liabilities of directors and officers of the Company arising out of claims based on acts or omissions in their capacities as directors or officers.

Item 16. Exhibits

Exhibit Number	Description
1.1	Equity Distribution Agreement, dated May 15, 2026, by and between Vroom, Inc. and Virtu Americas LLC (filed herewith).
3.1	Restated Certificate of Incorporation of Vroom, Inc., as adopted on March 11, 2025.
3.2	Amended and Restated Bylaws of Vroom, Inc., as adopted on January 14, 2025.
4.1	Specimen Stock Certificate evidencing the shares of common stock (incorporated by reference to the Company’s Registration Statement on Form S-1, filed with the SEC on June 1, 2020).
4.2	Eighth Amended and Restated Investors’ Rights Agreement, dated as of November 21, 2019, by and among Vroom, Inc. and certain holders of its capital stock (incorporated by reference to the Company’s Registration Statement on Form S-1/A, filed with the SEC on May 18, 2020).
5.1	Opinion of Latham & Watkins LLP.
23.1	Consent of RSM US LLP.
23.2	Consent of Latham & Watkins LLP (included in Exhibit 5.1).
24.1	Powers of Attorney (incorporated by reference to the signature page hereto).
107	Filing Fee Table.

*	To be filed by amendment or incorporated by reference in connection with the offering of the securities.

Item 17. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii), and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Worth, Texas, on May 15, 2026.

VROOM, INC.

By:	/s/ Thomas H. Shortt
Thomas H. Shortt
Chief Executive Officer (Principal Executive Officer)

POWER OF ATTORNEY

Each of the undersigned officers and directors of the registrant hereby severally constitutes and appoints, jointly and severally, the Company’s Chief Executive Officer (currently Thomas H. Shortt) and Chief Financial Officer (currently Jon Sandison), and each one of them, as such person’s true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for and in such person’s name, place and stead, and in any and all capacities, to file and sign any and all amendments, including post-effective amendments, to this registration statement and any other registration statement for the same offering that is to be effective under Rule 462(b) of the Securities Act of 1933, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or such person’s substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney shall be governed by and construed with the laws of the State of Delaware and applicable federal securities laws.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of the registrant in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Thomas H. Shortt	Chief Executive Officer and Director	May 15, 2026
Thomas H. Shortt	(principal executive officer)

/s/ Jonathan R. Sandison	Chief Financial Officer	May 15, 2026
Jonathan R. Sandison	(principal financial officer)

/s/ Jacob S. Benzaquen	Senior Vice President and Principal Accounting Officer	May 15, 2026
Jacob S. Benzaquen	(principal accounting officer)

/s/ Robert J. Mylod, Jr.	Independent Executive Chair of the Board	May 15, 2026
Robert J. Mylod, Jr.

/s/ Robert R. Krakowiak	Director and Vice Chair of the Board	May 15, 2026
Robert R. Krakowiak

/s/ Timonthy M. Crow	Director	May 15, 2026
Timonthy M. Crow

/s/ Michael J. Farello	Director	May 15, 2026
Michael J. Farello

/s/ Laura G. O’Shaughnessy	Director	May 15, 2026
Laura G. O’Shaughnessy

/s/ Matthew J. Pietroforte	Director	May 15, 2026
Matthew J. Pietroforte

/s/ Nikul Patel	Director	May 15, 2026
Nikul Patel